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                                                                    EXHIBIT 99.1

                      [LOGO OF PRICEWATERHOUSECOOPERS LLP]

                       Report of Independent Accountants

The Board of Directors
  Green Tree Financial Corporation

We have examined management's assertion about Green Tree Financial Corporation and subsidiaries' (the Company) compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers exclusive of standards III.3., III.4., III.6., V.2., V.3., and V.4. as of and for the year ended December 31, 1998 included in the accompanying management assertion (see Exhibit 1). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 30, 1999
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                   [LOGO OF GREEN TREE FINANCIAL CORPORATION]


March 30, 1999

PricewaterhouseCoopers LLP
650 Third Avenue South, Suite 1300
Minneapolis, MN 55402

In connection with your examination of our assertion that Green Tree Financial Corporation and subsidiaries (the Company) complied with the minimum servicing standards in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) exclusive of standards III.3., III.4., III.6., V.2., V.3., and V.4., as of and for the year ended December 31, 1998 with respect to the specific pooling and servicing agreements listed in Attachment 1 to this letter, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to express an opinion on management's assertion about compliance with the minimum servicing standards. Accordingly, we make the following representations, which are true to the best of our knowledge and belief in all material respects:

1. We are responsible for complying with the minimum servicing standards in the USAP.

2. We are responsible for establishing and maintaining effective internal control over compliance with the minimum servicing standards.

3. We have performed an evaluation of the Company's compliance with the minimum servicing standards.

4. As of and for the year ended December 31, 1998, the Company has complied with the minimum servicing standards.

5. We have disclosed to you all known noncompliance with the minimum servicing standards.

6. We have made available to you all documentation related to compliance with the minimum servicing standards.

7. We have disclosed any communications from regulatory agencies, internal auditors, and other practitioners concerning possible noncompliance with the minimum servicing standards, including communications received between December 31, 1998 and March 30, 1999.

8. We have disclosed to you any known noncompliance occurring subsequent to December 31, 1998.


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                   [LOGO OF GREEN TREE FINANCIAL CORPORATION]

                                                                       EXHIBIT 1

March 30, 1999

As of and for the year ended December 31, 1998, Green Tree Financial Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers exclusive of standards III.3., III.4., III.6., V.2., V.3., and V.4., related to the following pooling and servicing agreements:

Lease 1997-1
Lease 1998-1
RECS 1996-C
RECS 1996-D
RECS 1997-A
RECS 1997-B
RECS 1997-C
RECS 1998-A
RECS 1998-B
RECS 1998-C

As of and for this same period, Green Tree Financial Corporation had in effect a fidelity bond in the amount of $40,000,000 and an errors and omissions policy in the amount of $10,000,000 per occurrence.

/s/ Bruce Crittenden
--------------------------------------
Bruce Crittenden
Chief Executive Officer


/s/ Phyllis A. Knight
--------------------------------------
Phyllis A. Knight
Senior Vice President and Treasurer

/s/ Scott Young
--------------------------------------
Scott Young
Senior Vice President and Controller

                   [LOGO OF GREEN TREE FINANCIAL CORPORATION]



/s/ Bruce Crittenden
--------------------------------------       ----------
Bruce Crittenden                                Date
Chief Executive Officer


/s/ Phyllis A. Knight                         3/31/99
--------------------------------------       ----------
Phyllis A. Knight                               Date
Senior Vice President and Treasurer


/s/ Scott Young                               3/31/99
--------------------------------------       ----------
Scott Young                                    Date
Senior Vice President and Controller









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